UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2010

Date of Report (Date of earliest event reported)

Radiant Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction)

000-24688

(Commission File Number)

27-2425368

(IRS Employer Identification No.)

9700 Richmond Ave., Suite 124, Houston, Texas 77042

(Address of principal executive offices)

(832) 242-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES

Radiant Oil & Gas, Inc. (the “Company”) issued to accredited investors (i) on November 12, 2010, 1,065,000 shares of our common stock for proceeds of $1,065,000 (including a principal amount of $500,000 that was converted into 500,000 shares of our common stock), less an 8% sales commission of $85,200 and related expenses of approximately $31,000 and (ii) on November 15, 2010, 150,000 shares of our common stock for gross proceeds of $150,000 less an 8% sales commission of $12,000.  In addition, the Company granted demand registration rights with respect to the resale of the 1,215,000 shares of common stock issued.

The offers and sales were made without registration under the Securities Act of 1933, as amended (“Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the Company’s common stock did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2010

RADIANT OIL & GAS, INC.

/s/ John Jurasin

John Jurasin, Chief Executive Officer,

Principal Accounting Officer, and

Chief Financial Officer

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